Exhibit 99.1

CONTACT:
PETsMART Investor Line
(623) 587-2025

PETsMART Media Hotline
(623) 587-2177

PETsMART REPORTS SECOND QUARTER 2004 RESULTS

• EPS Up 21%	• Services Sales Grow 23%
• Comps in Line with Guidance at 5.4%	• Gross Margins Up 61 Basis Points

PHOENIX – August 19, 2004 – PETsMART, Inc., today announced results for its second quarter, which ended August 1, 2004.

     The company reported second quarter net income of $34.1 million, or $0.23 per share on a diluted basis, compared with the second quarter of 2003, when the company reported net income of $28.1 million, or $0.19 per share. Second quarter 2004 results included a tax benefit of approximately $8 million, and a similar amount of various expenses including a charge for the retirement of assets related to store re-lamping, a foreign exchange expense, and an increase in insurance reserves. These types of adjustments did not occur in the second quarter of 2003.

     Net sales for the second quarter were $806.0 million, compared to $724.9 million for the same period in 2003. Comparable store sales – or sales in stores open at least a year – grew 5.4 percent, on top of 7.9 percent growth in the second quarter of 2003.

     “PETsMART’s business is strong and our fundamentals are solid,” said Phil Francis, chairman and chief executive officer. “During the second quarter, despite a challenging economic and retail environment, our strategic initiatives proved their power to drive profitable, long-term growth. We continued to enhance the appeal and industry-leading productivity of our stores, to grow our highly-profitable pet services businesses, to provide better customer service and to develop our customer loyalty programs. As a result, we’re well positioned to continue to grow, gain share and generate solid shareholder returns.”

-more-

PETsMART Announces Second Quarter 2004 Results 2-2-2-2

     Pet services sales for the second quarter were $62.1 million, up $11.8 million, or 23.4 percent over the second quarter of last year, reflecting the company’s success in developing a strong pet services offering that is attracting new customers, promoting shopping frequency and building customer loyalty.

     Gross margins were 30.4 percent in the second quarter of 2004, up 61 basis points from the same period last year, a result of the continued mix shift toward higher-margin goods.

     Operating, general and administrative expenses were 24.6 percent of net sales, compared with 22.9 percent in the second quarter of last year. In accordance with its previous guidance, the company expects it will begin to leverage expenses beginning at the end of the third quarter of 2004 and continuing into the fourth quarter.

     The company opened 19 new stores and closed five locations during the second quarter of 2004, which compares with 16 new stores and four store closures during the second quarter of 2003.

     PETsMART generated pre-tax income of 5.4 percent. That compares with 6.3 percent during the same period last year.

     PETsMART projects comparable store sales of 5 to 6 percent in the third quarter, on top of comparable store sales of 7.5 percent in the third quarter of 2003. The company continues to estimate comparable store sales for all of 2004 at approximately 7 percent. It estimates third quarter earnings at $0.24 per share and continues to project earnings per share of $1.17 to $1.18 for the full year.

     PETsMART purchased 530,377 of its shares at an average purchase price of $29.36 during the second quarter, completing its $35 million authorization for the year. Through the first two quarters of 2004, the company purchased 1,248,077 of its shares at an average price of $28.04. As previously announced, PETsMART will pay its quarterly dividend of $0.03 per share on August 20, 2004 to shareholders of record as of July 30, 2004.

     PETsMART management has scheduled a teleconference for 10:30 a.m. (EDT) today to discuss results for the second quarter of 2004, as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers). A phone replay will also be available through Sept. 3, 2004 until 11:59 p.m. EDT at 800-642-1687 in the United States and Canada or at 706-645-9291 for international callers. The code for replay of this call is 8489795.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petsmart.com.

-more-

PETsMART Announces Second Quarter 2004 Results 3-3-3-3

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 675 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $31 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 1.9 million pets.

This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

###

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 1,	February 1,	August 3,
	2004	2004	2003
Assets
Cash and cash equivalents	$356,541	$327,810	$238,355
Receivables, net	14,539	16,628	14,034
Merchandise inventories	333,280	309,140	281,333
Other current assets	59,312	34,074	58,231

Total current assets	763,672	687,652	591,953
Property and equipment, net	592,528	577,182	554,029
Deferred income taxes	52,806	47,463	24,544
Other noncurrent assets	68,880	64,398	64,535

Total assets	$1,477,886	$1,376,695	$1,235,061

Liabilities and Stockholders’ Equity
Accounts payable	$152,253	$128,303	$124,877
Other current liabilities	196,199	206,547	144,617
Current portion capital lease obligations	5,767	4,964	5,220

Total current liabilities	354,219	339,814	274,714
Capital lease obligations	185,284	165,738	167,739
Other noncurrent liabilities	29,771	31,988	36,713

Total liabilities	569,274	537,540	479,166
Stockholders’ equity	908,612	839,155	755,895

Total liabilities and stockholders’ equity	$1,477,886	$1,376,695	$1,235,061

PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2004	% of Sales	August 3, 2003	% of Sales	August 1, 2004	% of Sales	August 3, 2003	% of Sales
Net sales	$805,990	100.00%	$724,864	100.00%	$1,602,304	100.00%	$1,420,406	100.00%
Cost of sales	561,064	69.61%	508,993	70.22%	1,115,394	69.61%	998,916	70.33%

Gross profit	244,926	30.39%	215,871	29.78%	486,910	30.39%	421,490	29.67%
Operating expenses	160,820	19.95%	138,561	19.12%	311,009	19.41%	272,443	19.18%
General and administrative expenses	37,143	4.61%	27,058	3.73%	66,269	4.14%	54,315	3.82%

Total operating, general and administrative expenses	197,963	24.56%	165,619	22.85%	377,278	23.55%	326,758	23.00%

Operating income	46,963	5.83%	50,252	6.93%	109,632	6.84%	94,732	6.67%
Interest expense, net	(3,810)	-0.47%	(4,381)	-0.60%	(7,397)	-0.46%	(8,682)	-0.61%

Income before income tax expense	43,153	5.35%	45,871	6.33%	102,235	6.38%	86,050	6.06%
Income tax expense	9,075	1.13%	17,775	2.45%	32,313	2.02%	33,344	2.35%

Net income	$34,078	4.23%	$28,096	3.88%	$69,922	4.36%	$52,706	3.71%

Basic earnings per share	$0.24		$0.20		$0.49		$0.37

Diluted earnings per share	$0.23		$0.19		$0.47		$0.36

Weighted average number of shares outstanding — basic	143,546		141,186		143,348		140,704
Weighted average number of shares outstanding — diluted	149,676		146,522		149,481		145,597
Stores opened during each period	19		16		42		35
Stores closed during each period	(5)		(4)		(7)		(6)
Stores open at end of each period	678		612		678		612

Reconciliation to non-GAAP measures	Thirteen Weeks Ended August 1, 2004
	Dollars	% of Sales	Dollars	% of Sales
	Operating, G&A expenses		Income before tax
GAAP measure	$197,963	24.56%	$43,153	5.35%
Reconciling items
Foreign exchange expense	(2,758)	-0.34%	2,758	0.34%
Asset retirements/amortization	(4,070)	-0.50%	4,070	0.50%
Increase in insurance reserves	(6,000)	-0.74%	6,000	0.74%

Adjusted measure	$185,135	22.97%	$55,981	6.95%

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	26 Weeks Ended	26 Weeks Ended
	August 1, 2004	August 3, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,922	$52,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,524	44,888
Loss on disposal of property and equipment	5,037	2,444
Deferred income taxes	(5,343)	1,254
Capital assets received through vendor settlement	—	(506)
Tax benefit from exercise of stock options	16,950	5,769
Changes in assets and liabilities, net	(43,376)	(31,929)

Net cash provided by operating activities	94,714	74,626

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(46,894)	(98,321)
Investment in equity and cost holdings	(773)	—
Proceeds from sale of property	66	187

Net cash used in investing activities	(46,828)	(98,134)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	23,962	15,908
Purchases of treasury stock	(35,000)	—
Payments on capital leases, change in bank overdraft balance and other	(2,821)	(8,067)
Cash dividends paid to stockholders	(4,325)	—

Net cash used in financing activities	(18,184)	7,841

EFFECT OF EXCHANGE RATES ON CASH	(198)	86

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	28,731	(15,581)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	327,810	253,936

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$356,541	$238,355